Contact:  Jillian Bartley at LANB, 505-954-5425, jillianb@lanb.com
Date:  September  11, 2017
FOR IMMEDIATE RELEASE: Trinity Capital Corporation Commences Trading on OTCQX and Announces DTC Eligibility

Los Alamos, NM, Sept. 11, 2017 -- Trinity Capital Corporation (OTCQX: TRIN), the parent company of Los Alamos-based Los Alamos National Bank ("LANB"), today announced that the Company's common stock will initiate trading on the OTCQX market, effective today, under its existing ticker symbol "TRIN."
"Our objective in upgrading Trinity Capital Corporation's shares to OTCQX is to enhance the level of trading information we provide our shareholders," said John S. Gulas, President and Chief Executive Officer.  "Trading on OTCQX should make our shares more widely accessible to investors, as well as increase the liquidity of our common stock over time.  We're excited to be utilizing a market that was designed by OTC Markets Group specifically for our industry."
OTCQX for Banks, an expansion of the OTCQX market, was created for strongly capitalized and well managed banks that have committed to provide a higher level of financial reporting and greater transparency.  Companies quoted on OTCQX must appoint a "Corporate Broker," a FINRA member broker-dealer specializing in bank stocks, to serve as their OTCQX sponsor.  Boenning & Scattergood, Inc., a well-respected securities, asset management and investment banking firm, will serve as Trinity Capital Corporation's Corporate Broker on the OTCQX.
Trinity also announced today that it has obtained eligibility for its shares of common stock with The Depository Trust Company ("DTC").  DTC, a subsidiary of the Depository Trust & Clearing Corporation, manages the electronic clearing and settlement of the stock of publicly traded companies.  The electronic method of clearing securities helps expedite the receipt of stock and cash, thus accelerating the settlement process for investors.
Trinity's shares of common stock are presently held in book entry with its transfer agent, Continental Stock Transfer & Trust Company ("Continental"), or as physical certificates.  Individual shareholders should contact their respective financial advisors with their Continental account information in order to facilitate the deposit of their shares with DTC, which is necessary in order for those shares to be transferred electronically.
Important Information
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements preceded by, followed by, or that include the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "projects," "outlook" or similar expressions.  These statements are based upon the current belief and expectations of the Company's management team and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).  Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved.  Additional factors that could cause other Company's results to differ materially from those described in the forward-looking statements can be found in the Company's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the "SEC") and available at the SEC's Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.  The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.
# # #

Los Alamos National Bank (LANB) is one of the largest locally-owned banks in New Mexico with current assets of more than $1.3 billion.  Through the responsive work of over 200 professional employees, LANB is proud to offer a full range of banking services with the highest degree of customer service to businesses and residents in Northern New Mexico and the Albuquerque metro area.  A true community bank with six full-service locations, LANB ranks as one of the top mortgage providers in the state.  LANB has been voted one of the Best Banks in Santa Fe by the readers of the Santa Fe Reporter for the past twelve years.  LANB was the first corporation in New Mexico, as well as the first and only bank in the nation, to earn the prestigious Malcolm Baldrige National Quality Award.  Founded in 1963, LANB is a subsidiary of Trinity Capital Corporation headquartered in Los Alamos, N.M.  For more information visit LANB.com or call 505-662-5171.